Exhibit 99.2
CONSENT SOLICITATION STATEMENT
Enzon Pharmaceuticals, Inc.
Solicitation of Consents to
Proposed Amendments to the Indenture with
Respect to its 4% Convertible Senior Notes due 2013
(CUSIP Nos. 293904 AE 8; 293904 AD 0)
(ISIN Nos. US293904 AE 85; US293904 AD 03)
     THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 22, 2008 (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION TIME"). THE CONSENT PAYMENT (AS DEFINED HEREIN) WILL ONLY BE MADE TO HOLDERS OF THE NOTES (AS DEFINED HEREIN) THAT HAVE DELIVERED AND NOT VALIDLY REVOKED THEIR CONSENTS TO THE PROPOSED AMENDMENTS (AS DEFINED HEREIN) RELATING TO SUCH NOTES AT OR PRIOR TO THE EXPIRATION TIME.
     Enzon Pharmaceuticals, Inc. (“Enzon”) is soliciting consents (the “Consents”), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement and in the accompanying consent letter (the “Consent Letter”) to certain amendments (the “Proposed Amendments”) to the Indenture, dated as of May 23, 2006 (the “Indenture”), pursuant to which its 4% Convertible Senior Notes due 2013 (the “Notes”) were issued. The solicitation is being made upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as it may be amended and supplemented from time to time, the “Consent Solicitation Statement”) and in the accompanying Consent Letter (the “Consent Letter” and, together with the Statement, the “Consent Solicitation”).
     The purpose of the Proposed Amendments is to amend the Indenture to:
     • eliminate any exceptions to circumstances under which a sale, transfer or lease by Enzon of all or substantially all of its properties or assets to another person would constitute a Fundamental Change (as defined below);
     • provide that Enzon may not sell, transfer, lease or otherwise dispose of all or substantially all of its properties or assets unless: (i) an amount in cash sufficient to satisfy its obligations under the Indenture to repurchase the Notes in the event of a Fundamental Change is designated by Enzon for such purpose and held in a segregated account for 60 business days after the consummation of the sale, transfer, lease or disposition transaction and (ii) no default or event of default under the Indenture will have occurred and be continuing;
     • provide that upon a sale, transfer, lease or other disposition of all or substantially all of Enzon’s properties or assets that is a Fundamental Change, the transferee will not be required to assume Enzon’s obligations under the Indenture and the Notes; and
     • increase the number of additional shares issuable per $1,000 initial principal amount of Notes upon conversion of the Notes in connection with a Fundamental Change, as further described herein.
     The Proposed Amendments would not effect any change to the right of a Holder (as defined below) to cause Enzon to repurchase the Notes at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest as provided in the Indenture, following a Fundamental Change. Following a Fundamental Change, Holders (as defined below) would be entitled to either exercise such right or convert their Notes at an increased Conversion Rate, as further described herein.
     If Enzon receives the Requisite Consent (as defined below), Enzon will make cash payments of $2.50 per $1,000 in outstanding principal amount (the “Consent Payment”) to each Holder (as defined below) as of the Record Date (as defined below) of the Notes that has validly delivered and not validly revoked a Consent to the Proposed Amendments (each, a “Consenting Holder” and, together the “Consenting Holders”). Enzon will not be required to make any Consent Payment if (i) the Requisite Consent is not received prior to the Expiration Time, (ii) the Consent Solicitation is terminated prior to the receipt of the Requisite Consent, (iii) the Supplemental Indenture (as defined below) is not executed or does not otherwise become effective for any reason or (iv) the payment of any Consent Payment (as defined below) is prohibited by any law, regulation or proceeding.
     The Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on August 8, 2008 (the “Record Date”) and their duly designated proxies. As of the Record Date, Cede & Co., as nominee for The Depository Trust Company (“DTC”) is the sole holder of record of the Notes. Under the Indenture, only holders of record of the Notes have rights under the Indenture, including the right to consent to the Proposed Amendments. Accordingly, DTC will issue an “omnibus proxy” authorizing participants in DTC (“DTC Participants” and, together with all other registered holders of Notes as of the Record Date, if any, the “Holders”) as of the Record Date to execute a Consent on behalf of Cede & Co. Holders (including DTC Participants acting under the omnibus proxy) must complete, sign, date and deliver by mail or facsimile to the Information and Tabulation Agent at the address or number set forth on the back cover of this Consent Solicitation Statement (and not validly revoke) valid Consents on or before the Expiration Time in order to receive the Consent Payment. Payment of the Consent is conditioned on receipt by Enzon of valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendments (the “Requisite Consent”). A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “Consent Procedures” on page 12 for more information. After receipt of the Requisite Consent, Enzon will execute a supplemental indenture (“Supplemental Indenture”) with the Trustee to give effect to the Proposed Amendments on or promptly after the Expiration Time.
     UNDER NO CIRCUMSTANCES SHOULD ANY HOLDER TENDER OR DELIVER NOTES.
     This Consent Solicitation Statement describes the Proposed Amendments and the procedures for delivering and revoking Consents. Please read it carefully.
     None of the Trustee, the Solicitation Agent or the Information and Tabulation Agent makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendments.
The Solicitation Agent for the Consent Solicitation is:
Goldman, Sachs & Co.
The date of this Consent Solicitation Statement is August 11, 2008

CONTENTS

Summary	1
Background	5
Purpose and Effects of the Consent Solicitation	5
The Proposed Amendments	6
The Consent Solicitation	10
Certain United States Federal Income Tax Consequences	16
Disclosure Regarding Forward-Looking Statements	21
Incorporation by Reference; Available Information	22

     Holders residing outside the United States who wish to deliver Consents must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If Enzon becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, Enzon will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, Enzon cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.
     No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by Enzon. The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to the date of this Consent Solicitation Statement.
IMPORTANT
     Consenting Holders should complete, sign and date the Consent Letter included herewith (or a facsimile thereof) in accordance with the instructions therein, have its signature thereon guaranteed, if required, and mail or deliver it and any other required documents to the Information and Tabulation Agent at its address set forth on the back cover hereof for receipt on or prior to the Expiration Time.
     Only Holders of record as of the Record Date and DTC Participants acting under the omnibus proxy may execute Consents. Once delivered, the Indenture provides that Consents may be revoked at any time prior to the execution of the Supplemental Indenture by Holders of record as of the Record Date. The Company anticipates executing the Supplemental Indenture at or immediately following the Expiration Time. Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of record of such Notes as of the Record Date or a DTC Participant acting under the omnibus proxy (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is such a Holder of record to execute and deliver a Consent on behalf of such beneficial owner.

     Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Consent Letter or related documents may be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover hereof. A Holder may also contact the Solicitation Agent at its telephone number set forth on the back cover hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.
     CONSENT LETTERS SHOULD BE SENT TO THE INFORMATION AND TABULATION AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS STATEMENT AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH THEREIN.
     HOLDERS OF NOTES SHOULD NOT DELIVER CONSENTS TO THE COMPANY, THE TRUSTEE OR THE SOLICITATION AGENT AT ANY TIME.
     UNDER NO CIRCUMSTANCES SHOULD ANY HOLDER TENDER OR DELIVER NOTES.
     The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of Enzon since the date of this Consent Solicitation Statement.
     NEITHER THIS CONSENT SOLICITATION STATEMENT NOR THE CONSENT LETTER NOR ANY RELATED DOCUMENTS HAVE BEEN APPROVED OR REVIEWED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY. NO AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT OR ANY RELATED DOCUMENTS, AND IT IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE TO MAKE ANY REPRESENTATION TO THE CONTRARY.

SUMMARY
     This Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. The following summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere and incorporated by reference in this Consent Solicitation Statement. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.
     Enzon is soliciting Consents to the Proposed Amendments to the Indenture between Enzon and Wilmington Trust Company, as Trustee (the “Trustee”) relating to the Notes. After receipt of the Requisite Consent, Enzon will execute a supplemental indenture to the Indenture (the “Supplemental Indenture”) with the Trustee to give effect to the Proposed Amendments on or promptly after the Expiration Time.
     The following is a summary of certain Consent Solicitation terms:

Company	Enzon Pharmaceuticals, Inc.

The Notes	$275.0 million in aggregate principal amount of 4% Convertible Senior Notes due 2013.

CUSIPs	293904 AE 8
293904 AD 0

Purpose of Consent Solicitation	The purpose of the Consent Solicitation is to amend the Indenture to:
•	eliminate any exceptions to circumstances under which a sale, transfer or lease by Enzon of all or substantially all of its properties or assets to another person would constitute a Fundamental Change;

•	provide that Enzon may not sell, transfer, lease or otherwise dispose of all or substantially all of its properties or assets unless: (i) an amount in cash sufficient to satisfy its obligations under the Indenture to repurchase the Notes in the event of a Fundamental Change is designated by Enzon for such purpose and held in a segregated account for 60 business days after the consummation of the sale, transfer, lease or disposition transaction and (ii) no default or event of default under the Indenture will have occurred and be continuing;

•	provide that upon a sale, transfer, lease or other disposition of all or substantially all of Enzon’s properties or assets that is a

Fundamental Change, the transferee will not be required to assume Enzon’s obligations under the Indenture and the Notes; and

•	increase the number of additional shares issuable per $1,000 initial principal amount of Notes upon conversion of the Notes in connection with a Fundamental Change.
The Proposed Amendments would not effect any change to a Holder’s right to cause Enzon to repurchase the Notes at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest as provided in the Indenture, following a Fundamental Change. Following a Fundamental Change, Holders would be entitled to either exercise such right or convert their Notes at an increased Conversion Rate, as further described herein. See “The Proposed Amendments.”

Consent Payment	Enzon will make cash payments to Consenting Holders of the Notes as of the Record Date of $2.50 per $1,000 in aggregate principal amount of Notes held by such Consenting Holders, which payment will be made by Enzon on or promptly after the Effective Date of the Supplemental Indenture.

No accrued interest will be paid on the Consent Payment.

No Consent Payment will be paid to Holders who do not validly grant, or who validly revoke, Consents. See “Summary — Eligibility for Consent Payments.”

Record Date	August 8, 2008.

Effective Date	Enzon intends to execute the Supplemental Indenture on or promptly after the Expiration Time if the Requisite Consent is obtained. The Supplemental Indenture will provide that it will become effective (and operative) upon execution by Enzon and the Trustee.

Expiration Time	The Consent Solicitation will expire at 5:00 p.m., New York City time, on August 22, 2008, unless extended. Holders must validly deliver their Consents to the Proposed Amendments to the Information and Tabulation Agent on or before the Expiration Time, and not revoke them, to receive the Consent Payment.

Enzon reserves the right:
•	to extend the Expiration Time from time to time;

•	to waive in whole or in part any conditions to the Consent Solicitation;

•	to terminate the Consent Solicitation at any time on or prior to the Expiration Time; and

•	to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received.

Eligibility for Consent Payment	Holders of Notes whose Consents are validly delivered (and not validly revoked) on or prior to the Expiration Time will be eligible to receive the Consent Payment on or promptly after the Effective Date. The Consent Payment will not be made if (i) the Requisite Consent is not received prior to the Expiration Time, (ii) the Consent Solicitation is terminated prior to the receipt of the Requisite Consent, (iii) the Supplemental Indenture is not executed or does not otherwise become effective for any reason or (iv) the payment of any Consent Payment is prohibited by any law, regulation or proceeding.

Requisite Consent	Holders must validly deliver (and not revoke) Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendments. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Notes is $275.0 million.

Consequences to Non-Consenting Holders	If the Requisite Consent is obtained and the Consent Payment is paid, non-consenting Holders will be bound by the Proposed Amendments but will not be entitled to receive the Consent Payment.

Procedure for Delivery of Consents	Consents must be delivered by mail or facsimile to the Information and Tabulation Agent at the address or number set forth on the back cover page of this Consent Solicitation Statement on or before the Expiration Time. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date to execute Consents. Only registered owners of Notes as of the Record Date or their duly designated proxies, including DTC Participants, are eligible to consent to the Proposed Amendments and receive the Consent Payment. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes to deliver a Consent must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “The Consent Solicitation — Consent Procedures.”

Revocation of Consents	The Indenture provides that Consents may be revoked at any time prior to the execution of the Supplemental Indenture by Holders of record on the Record Date. The Company anticipates executing the Supplemental Indenture at or immediately following the Expiration Time. See “The Consent Solicitation — Revocation of Consents.”

Solicitation Agent	Goldman, Sachs & Co. is serving as Solicitation Agent in connection with the Consent Solicitation.

Information and Tabulation Agent	Global Bondholder Services Corporation is serving as Information and Tabulation Agent in connection with the Consent Solicitation.

United States Federal Income Tax Consequences	For a discussion of certain United States federal income tax consequences of the Consent Solicitation to beneficial owners of Notes, see “Certain United States Federal Income Tax Consequences.”

Additional Information	For additional information, contact the Information and Tabulation Agent at the address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

BACKGROUND
Our Company
     Enzon is a biopharmaceutical company dedicated to the development, manufacturing and commercialization of important medicines for patients with cancer and other life-threatening conditions. We have a portfolio of four marketed products, Oncaspar®, DepoCyt®, Abelcet® and Adagen®. Our drug development programs utilize several cutting-edge approaches, including our industry-leading PEGylation technology platform used to create product candidates with benefits such as reduced dosing frequency and less toxicity. Our PEGylation technology was used to develop two of our products, Oncaspar and Adagen, and has created a royalty revenue stream for other products developed using the technology. We continue to develop and utilize our Customized Linker TechnologyTM PEGylation platform that uses linkers designed to release compounds at a controlled rate. We also engage in contract manufacturing for several pharmaceutical companies to broaden our revenue base.
PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION
     On May 7, 2008, Enzon announced that its Board of Directors had authorized a plan to spin-off Enzon’s biotechnology business as a separate publicly traded company (the “Spin-off”). The Spin-off is subject to numerous conditions, including final approval by Enzon’s Board of Directors, the effectiveness of the Form 10 registration statement previously filed with the Securities and Exchange Commission and the receipt of any necessary third-party consents. During the process of considering the Spin-off, the Board of Directors of Enzon considered a variety of strategic alternatives and determined that it would be advisable to also explore the possible sale of all or a portion of Enzon’s specialty pharmaceutical business, including the possible sale of one or more of Enzon’s branded pharmaceuticals products and a manufacturing facility, while at the same time continuing to move forward with the Spin-off.
     Following announcement of the Spin-off, Enzon’s management continued to review a variety of strategic alternatives and subsequently began preparations for a confidential process for a potential sale of Enzon’s specialty pharmaceutical business, including its four marketed products and its Indianapolis, Indiana manufacturing facility. Enzon has received confidential, non-binding, preliminary indications of interest for the purchase of all or a portion of the specialty pharmaceutical business, which are subject to various conditions. Enzon currently intends to continue to pursue the sale process. There can be no assurance as to whether Enzon will receive a definitive proposal with respect to all or a portion of its specialty pharmaceutical business or whether Enzon will enter into a definitive agreement relating to its specialty pharmaceutical business or whether Enzon will ultimately elect to proceed with or consummate a transaction relating to such business.
     The sale of Enzon’s specialty pharmaceutical business, in one transaction or a series of related transactions, might constitute a sale of Enzon’s properties and assets “substantially as an entirety” or a sale of “all or substantially all” of Enzon’s assets under applicable law. Although there is a developing body of case law interpreting such phrases, there is no precise definition under applicable law. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a sale of Enzon’s properties and assets “substantially as an entirety” or a disposition of “all or substantially all” of the assets of Enzon, and therefore it may be unclear as to the effect of such transaction under the Indenture. As a result, Enzon has determined that it is advisable to seek consent to the Proposed Amendments to provide Enzon with greater flexibility under the Indenture in connection with any sale of its specialty pharmaceutical business in the event that the Board of Directors determines to proceed with such a sale.

     The purpose of the Proposed Amendments is to amend the Indenture to:
•	eliminate any exceptions to circumstances under which a sale, transfer or lease by Enzon of all or substantially all of its properties or assets to another person would constitute a Fundamental Change;

•	provide that Enzon may not sell, transfer, lease or otherwise dispose of all or substantially all of its properties or assets unless: (i) an amount in cash sufficient to satisfy its obligations under the Indenture to repurchase the Notes in the event of a Fundamental Change is designated by Enzon for such purpose and held in a segregated account for 60 business days after the consummation of the sale, transfer, lease or disposition transaction and (ii) no default or event of default under the Indenture will have occurred and be continuing;

•	provide that upon a sale, transfer, lease or other disposition of all or substantially all of Enzon’s properties or assets that is a Fundamental Change, the transferee will not be required to assume Enzon’s obligations under the Indenture and the Notes; and

•	increase the number of additional shares issuable per $1,000 initial principal amount of Notes upon conversion of the Notes in connection with a Fundamental Change.
     None of the Trustee, the Solicitation Agent or the Information and Tabulation Agent makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendments.
THE PROPOSED AMENDMENTS
     Set forth below are the provisions of the Indenture that would be amended by the Proposed Amendments. The following is qualified in its entirety by reference to the form of the Supplemental Indenture, copies of which can be obtained without charge from the Information and Tabulation Agent. Capitalized terms not otherwise defined in this Consent Solicitation Statement have the meanings assigned to them in the Indenture.
General
     Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes included in the Proposed Amendments will not alter Enzon’s obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as specifically set forth in this Consent Solicitation Statement.
     If the Requisite Consent is obtained, non-consenting Holders of the Notes will be bound by the Proposed Amendments but will not be entitled to receive the Consent Payment. The Proposed Amendments will be effected (and will become operative) by execution of the Supplemental Indenture by Enzon and the Trustee. By executing the Supplemental Indenture, Enzon will irrevocably agree to pay the applicable Consent Payment to all Holders who have validly delivered (and not validly revoked) their Consents in accordance with the procedures described in this Consent Solicitation Statement on or prior to the Expiration Time.
The Proposed Amendments
     IF THE PROPOSED AMENDMENTS ARE ADOPTED, THE DEFINITION OF FUNDAMENTAL CHANGE, ARTICLE IV OF THE INDENTURE AND THE TABLE OF ADDITIONAL

SHARES IN SECTION 6.5(e) WILL BE DELETED AND REPLACED BY THE FOLLOWING TEXT (double underline indicates text to be added, and strikethroughs indicate text to be deleted other than for the table in Section 6.5(e) where the amended table would be presented below the current table):
     Section 1.1 Definitions:
     “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:
     (1) the Common Stock (or other common stock into which the Notes are convertible) is neither traded on NASDAQ or the NYSE or another U.S. national securities exchange or quoted on another established automated over-the-counter trading market in the United States; or
     (2) any Person acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans; or
     (3) the Company merges or consolidates with or into any other Person (other than a Subsidiary), or another Person (other than a Subsidiary) merges with or into the Company, ~~or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person~~ other than any transaction:
          (a) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock; or
          (b) pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or
          (c) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or
     (4) the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person; or
     (5) at any time the Continuing Directors do not constitute a majority of the Company’s Board of Directors (or, if applicable, a successor Person to the Company).
     (6) For purposes of this definition and Section 3.10 hereof, “Person” includes any syndicate or group that would be deemed a person under Section 13(d)(3) of the Exchange Act.”
     ARTICLE IV:
“SUCCESSORS AND SALE OF ASSETS
     Section 4.1 Merger~~,~~ or Consolidation, ~~or Sale of Assets~~.

     The Company shall not~~, directly or indirectly,~~ consolidate or merge with or into any other Person in a transaction in which the Company is not the surviving corporation ~~or convey, transfer or lease the properties and assets of the Company substantially as an entirety to any successor Person~~, unless:
     (1) the successor Person, if any, is:
          (a) a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia, and
          (b) such Person assumes the Company’s obligations on the Notes and under this Indenture pursuant to agreements reasonably satisfactory in form and substance to the Trustee;
     (2) immediately after giving effect to the transaction, no Default or Event of Default will have occurred and be continuing; and
     (3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation~~,~~ or merger~~, conveyance, transfer or lease~~ and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article IV and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     This Section 4.1 will not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company under the laws of another state of the United States or the District of Columbia.
     Section 4.2 Successor Corporation Substituted.
     Upon any consolidation or merger, ~~or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company~~ in a transaction that is subject to, and that complies with the provisions of, Section 4.1 hereof, the successor Person formed by such consolidation with or into which the Company is merged ~~or to which such sale, assignment, transfer, lease, conveyance or other disposition is made~~ shall succeed to, and be substituted for (so that from and after the date of such consolidation~~,~~ or merger, ~~sale, assignment, transfer, lease, conveyance or other disposition,~~ the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes ~~except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 4.1 hereof~~.
     Section 4.3 Sale of Assets.
     The Company shall not directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to any Person, unless:
     (1) an amount in cash sufficient to satisfy the obligations of the Company pursuant to Section 3.10 are designated by the Company for such purpose and held in a segregated account of the Company for 60 Business Days after the consummation of the sale, transfer, lease or disposition transaction;

     (2) immediately after the consummation of such transaction, no Default or Event of Default under the Indenture will have occurred and be continuing; and
     (3) the Company shall have delivered to the Trustee an Officers’ Certificate, stating that such sale, assignment, transfer, lease, conveyance or other disposition complies with this Article IV and that all conditions precedent herein provided for relating to such transaction have been satisfied.”
     Section 6.5 Adjustment of Conversion Rate, Subsection (e):
     Current Adjustment of Conversion Rate table:

	Stock Price
Effective Date of
Fundamental
Change	$7.64	$8.00	$8.50	$9.00	$9.50	$10.00	$10.50	$11.00	$11.50	$12.00	$15.00	$20.00	$25.00
May 23, 2006	26.2	23.8	21.0	18.6	16.6	15.0	13.5	12.3	11.3	10.4	6.9	4.5	3.4
June 1, 2007	25.2	22.6	19.5	17.0	14.9	13.1	11.6	10.3	9.2	8.3	5.1	3.1	2.3
June 1, 2008	24.6	21.9	18.6	15.7	13.4	11.4	9.7	8.3	7.1	6.1	2.9	1.6	1.2
June 1, 2009	24.4	21.5	18.1	15.2	12.7	10.5	8.5	6.9	5.3	4.0	0.1	0.0	0.0
June 1, 2010	24.1	21.0	17.5	14.5	12.0	9.9	8.0	6.4	5.0	3.7	0.1	0.0	0.0
June 1, 2011	23.6	20.2	16.4	13.3	10.8	8.8	7.0	5.6	4.3	3.2	0.1	0.0	0.0
June 1, 2012	23.2	19.1	14.5	11.0	8.4	6.4	4.9	3.8	2.8	2.0	0.0	0.0	0.0
June 1, 2013	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
     Proposed Amendments to Adjustment of Conversion Rate table:

	Stock Price
Effective
Date of
Fundamental
Change	$7.64	$8.00	$8.50	$9.00	$9.50	$10.00	$10.50	$11.00	$11.50	$12.00	$15.00	$20.00	$25.00
May 23, 2006	26.2	25.7	22.8	20.3	18.2	16.5	14.9	13.7	12.6	11.7	7.9	5.3	4.0
June 1, 2007	26.2	24.5	21.3	18.7	16.5	14.6	13.0	11.7	10.5	9.5	6.1	3.8	2.9
June 1, 2008	26.2	23.8	20.4	17.4	15.0	12.9	11.1	9.7	8.4	7.3	3.9	2.3	1.8
June 1, 2009	26.2	23.4	19.9	16.9	14.3	12.0	9.9	8.3	6.6	5.3	1.1	0.8	0.6
June 1, 2010	26.1	22.9	19.3	16.2	13.6	11.4	9.4	7.8	6.3	4.9	1.1	0.8	0.6
June 1, 2011	25.6	22.1	18.2	15.0	12.4	10.3	8.4	7.0	5.6	4.4	1.1	0.8	0.6
June 1, 2012	25.2	21.0	16.3	12.7	10.0	7.9	6.3	5.2	4.1	3.3	1.0	0.8	0.6
June 1, 2013	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
The Effect of the Proposed Amendments
     Under the Indenture, a Fundamental Change has not occurred if the transaction does not result in reclassification, conversion, exchange or cancellation of Enzon’s common stock. As a result, a transaction in which all or substantially all of Enzon’s assets were sold or otherwise disposed of would not trigger a Fundamental Change so long as Enzon’s common stock is not reclassified, converted, exchanged or canceled. Under the Proposed Amendments, a Fundamental Change will occur if Enzon conveys, sells, transfers or leases all or substantially all of its properties or assets to another person, without exception. As a result, any sale or other disposition of all or substantially all of Enzon’s assets will be a Fundamental Change.

     Under the Indenture, if Enzon conveys, sells, transfers or leases all or substantially all of its properties or assets to another person the transferee is required to assume Enzon’s obligations under the Indenture and the Notes. Under the Proposed Amendments, upon a sale, transfer, lease or other disposition of all or substantially all of Enzon’s properties or assets that is a Fundamental Change, the transferee will not be required to assume Enzon’s obligations under the Indenture and the Notes, but Enzon would not be permitted to sell, transfer, lease or otherwise dispose of all or substantially all of its properties or assets unless (i) an amount in cash sufficient to satisfy such obligation is designated by Enzon for such purpose and held in a segregated account for 60 business days after the consummation of the sale, transfer, lease or disposition transaction and (iii) no default or event of default under the Indenture will have occurred and be continuing.
     Also, under the Proposed Amendment, upon conversion of the Notes in connection with a Fundamental Change, the number of additional shares issuable per $1,000 initial principal amount of Notes will be increased, as set forth above.
     The Proposed Amendments would not effect any change to a Holder’s right to cause Enzon to repurchase the Notes at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest as provided in the Indenture, following a Fundamental Change. Following a Fundamental Change, Holders would be entitled to either exercise such right or convert their Notes at an increased Conversion Rate, as further described herein.
THE CONSENT SOLICITATION
General
     We are seeking Consents to the Proposed Amendments from Holders of at least a majority in principal amount of all outstanding Notes not owned by us or one of our affiliates. See “The Proposed Amendments.”
     Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes sought to be effected by the Proposed Amendments will not alter our obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as expressly set forth in this Consent Solicitation Statement.
     Promptly after receipt of the Requisite Consent, we will execute the Supplemental Indenture with the Trustee to give effect to the Proposed Amendments. If Consents relating to any Notes either are not properly delivered or are subsequently validly revoked and not properly redelivered at or prior to the Expiration Time, Holders of such Notes will not receive the Consent Payment even though the Proposed Amendments relating to such Notes will be effective as to all Notes. The Consent Payment will not be made if (i) the Requisite Consent is not received prior to the Expiration Time, (ii) the Consent Solicitation is terminated prior to the receipt of the Requisite Consent, (iii) the Supplemental Indenture is not executed or does not otherwise become effective for any reason or (iv) the payment of any Consent Payment is prohibited by any law, regulation or proceeding.
     Subject to the terms set forth in this Consent Solicitation Statement, the Company reserves the right, prior to the expiration of the Consent Solicitation, to terminate the Consent Solicitation, extend the Consent Solicitation or otherwise amend the Consent Solicitation in any respect. Any waiver or amendment to the Consent Solicitation will apply to all Consents delivered, regardless of when or in what order such Consents are delivered. The Company expressly reserves the right, in its sole discretion, to terminate the Consent Solicitation for any reason. In the event that the

Supplemental Indenture is not executed, the Consent Payment will not be paid or become payable to Holders of Notes who have validly delivered Consents.
     We will be deemed to have accepted the Consents if, as and when we execute the Supplemental Indenture. By executing the Supplemental Indenture, we will irrevocably agree to pay the Consent Payment. Thereafter, all Holders of Notes, including non-consenting Holders, and all subsequent Holders of Notes, will be bound by the Proposed Amendments.
     In addition to the use of the mail, Consents may be solicited by officers and other employees of Enzon, without any additional remuneration, in person, by telephone, by email or by facsimile transmission. We have retained Goldman, Sachs & Co. as Solicitation Agent.
     Before, during or after the Consent Solicitation, the Solicitation Agent, Enzon and any of their respective affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Any future purchases will depend on various factors at that time.
Requisite Consent
     Holders must validly deliver (and not revoke) Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendments. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Notes is $275.0 million. Consents may be validly revoked at any time prior to the Expiration Time but not thereafter.
     The failure of a Holder to deliver a Consent will have the same effect as if such Holder had voted “Against” the Proposed Amendments.
Record Date
     The Record Date for the purpose of this Consent Solicitation Statement is the close of business on August 8, 2008. We reserve the right to establish from time to time by press release or written notice any new date as such Record Date with respect to the Notes, and thereupon any such new date will be the Record Date for purposes of the Solicitation.
Consent Payments
     Enzon will make cash payments to Consenting Holders as of the Record Date of August 8, 2008 equal to $2.50 per $1,000 in aggregate principal amount of Notes held by such Consenting Holders, which payment will be made by Enzon on or promptly after the Effective Date of the Supplemental Indenture. The Consent Payment will not be made if (i) the Requisite Consent is not received prior to the Expiration Time, (ii) the Consent Solicitation is terminated prior to the receipt of the Requisite Consent, (iii) the Supplemental Indenture is not executed or does not otherwise become effective for any reason or (iv) the payment of any Consent Payment is prohibited by any law, regulation or proceeding.
     No accrued interest will be paid on the Consent Payment. We expect to execute the Supplemental Indenture and to make the Consent Payment promptly after the Expiration Time. The Information and Tabulation Agent will act as agent for the Consenting Holders for the purpose of receiving payments from Enzon and transmitting such payments to the Consenting Holders.
     Notwithstanding any subsequent transfer of its Notes, any Holder whose Consent has been validly delivered (and not validly revoked) on or prior to the Expiration Time will be eligible to receive the Consent Payment payable in respect of such Notes. Any subsequent transferees of Notes of such Holders, and any Holders (and their transferees) who do not timely deliver (or who validly revoke) a valid Consent will not be entitled to receive the Consent Payment, even if the Proposed Amendments becomes effective and, as a result, becomes binding on them. A beneficial owner of an interest in Notes held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes, to cause Consents to be given in respect of such Notes on or before the Expiration Time. See “— Consent Procedures.”
Expiration Time; Extensions
     The Consent Solicitation will be open until 5:00 p.m., New York City time, on August 22, 2008, unless earlier terminated or extended by Enzon in its sole discretion. Consents may not be revoked after the Expiration Time. Enzon intends to execute the Supplemental Indenture on or promptly after the Expiration Time. The Supplemental Indenture provides that it will become effective (and operative) on the date it is executed by Enzon and the Trustee (the “Effective Date”). See “— Revocation of Consents.”
     Enzon reserves the right to extend all or any portion of the Consent Solicitation at any time and from time to time, whether or not the Requisite Consent has been received, by giving oral or written notice to the Solicitation Agent and the Information and Tabulation Agent no later than 9:00 a.m., New York, City time, on the next business day after the previously announced Expiration Time, in which case the term “Expiration Time” means the latest time and date to which the Consent Solicitation is so extended. Any such extension will be followed as promptly as practicable by notice of the extension by press release or other public announcement (or by written notice to the Holders of the Notes). Such announcement or notice may state that Enzon is extending the Consent Solicitation for a specified period of time or on a daily basis.
     Enzon reserves the right:
•	to extend the Expiration Time from time to time;

•	to waive in whole or in part any conditions to the Consent Solicitation;

•	to terminate the Consent Solicitation at any time prior to receiving the Requisite Consent; and

•	to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received.
Conditions of the Consent Solicitation
     The consummation of the Consent Solicitation (including the payment of the Consent Payment) is conditioned on (i) the Requisite Consent being received by the Information and Tabulation Agent on or prior to the Expiration Time, (ii) the Supplemental Indenture being executed and becoming effective and (iii) the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendments, the entering into of the Supplemental Indenture or the payment of any Consent Payment or question the legality or validity of any thereof.
     If the Consent Solicitation is abandoned or terminated for any reason, Enzon shall as promptly as practicable give notice thereof to the Holders and the Consents will be voided and no Consent Payment will be paid.

Consent Procedures
     The Consent Solicitation is being made to all persons in whose name a Note was registered as of the Record Date. Only Holders (i.e., persons in whose name a Note is registered or their duly designated proxies) on the Record Date may execute and deliver a Consent Letter. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date (as set forth in a securities position listing of DTC as of the Record Date) to execute Consents with respect to those Notes as if those DTC Participants were the holders of record of those Notes as of the Record Date; accordingly, Enzon will deem those DTC Participants for purposes hereof to be holders of record of those Notes as of the Record Date, and we will deem Consents executed by those DTC Participants or their duly appointed proxies with respect to those Notes to be valid Consents with respect to those Notes. Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean record holders and DTC Participants who held Notes through DTC as of the Record Date.
     To cause a Consent to be given with respect to Notes held by a Holder, the Holder must complete, sign and date the appropriate form of Consent Letter, and mail or deliver it to the Information and Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement for delivery on or before the Expiration Time pursuant to the procedures set forth herein and therein. A Consent Letter must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to Enzon. If Notes to which a Consent Letter relates are held by two or more joint holders, all such holders must sign the Consent Letter. If a signature is by a proxy, trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to Enzon of such person’s authority so to act. If Notes are registered in different names, separate Consent Letters must be executed covering each form of registration.
     To cause a Consent to be given with respect to Notes held through DTC, such DTC Participant must complete and sign the Consent Letter and mail or deliver it to the Information and Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.
     Giving a Consent will not affect a Holder’s right to sell or transfer the Notes but the giving of a Consent will be binding on a transferee. All Consents validly delivered to the Information and Tabulation Agent (and not validly revoked) on or before the Expiration Time will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder revokes such Consent prior to the Expiration Time by following the procedures set forth under “— Revocation of Consents” below.
     HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) FOR DELIVERY PRIOR TO THE EXPIRATION TIME THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE INFORMATION AND TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.
     CONSENTS SHOULD BE DELIVERED TO THE INFORMATION AND TABULATION AGENT. DELIVERY TO ENZON, THE SOLICITATION AGENT, THE TRUSTEE OR DTC DOES NOT CONSTITUTE DELIVERY TO THE INFORMATION AND TABULATION AGENT. HOWEVER, ENZON RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY ENZON, THE SOLICITATION AGENT, THE TRUSTEE OR DTC.

     HOLDERS SHOULD NOT TENDER OR DELIVER THEIR NOTES AT ANY TIME.
     If a Consent relates to less than the aggregate principal amount of Notes that such Holder holds directly or through DTC, the Holder must list the series and principal amount of Notes that such Holder holds to which the Consent relates. If no aggregate principal amount of the Notes as to which a Consent is delivered is specified but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendments with respect to the entire aggregate principal amount of Notes that such Holder holds directly or through DTC.
     The registered ownership of a Note as of the Record Date shall be proved by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by Enzon in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. We reserve the right to reject any or all Consents that are not in proper form or the acceptance of which could, in our or our counsel’s opinion, be unlawful. We also reserve the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we determine. None of Enzon or any of its affiliates, the Solicitation Agent, the Information and Tabulation Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. Our interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.
Revocation of Consents
     Each properly completed and executed Consent Letter will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.
     The Indenture provides that prior to the execution of the Supplemental Indenture, any Holder may revoke any Consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000). The Company anticipates executing the Supplemental Indenture at or immediately following the Expiration Time. Only a Holder on the Record Date may deliver a Consent or revoke any Consent previously delivered by such Holder. Any person or entity that becomes a holder of the Notes after the Record Date will not have the authority to deliver a Consent to the Proposed Amendments or to revoke any Consent previously delivered by a Holder relating to the Notes held by the subsequent holder. A Holder desiring to revoke a Consent must, on or prior to the execution of the Supplemental Indenture, deliver to the Information and Tabulation Agent at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.
     A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to Enzon. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of the Consent Solicitation Statement. Only a Holder of Notes is entitled to revoke a Consent previously given by such Holder of Notes. A beneficial owner who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Information and Tabulation Agent on such beneficial owner’s behalf, or to such beneficial owner for forwarding to the Information and Tabulation Agent by such beneficial owner, a revocation of any Consent already given with respect to such Notes.
     A Holder who has delivered a revocation at any time prior to the execution of the Supplemental Indenture may thereafter deliver a new Consent in accordance with the procedures described in this Consent Solicitation Statement.
     Prior to the execution of the Supplemental Indenture, we intend to consult with the Information and Tabulation Agent and the Solicitation Agent to determine whether the Information and Tabulation Agent has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of Enzon, any of its affiliates, the Trustee, the Solicitation Agent, the Information and Tabulation Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.
Solicitation Agent, Information and Tabulation Agent
     We have retained Goldman, Sachs & Co. as Solicitation Agent and Global Bondholder Services Corporation to act as Information and Tabulation Agent in connection with the Consent Solicitation. In its capacity as Solicitation Agent, Goldman, Sachs & Co. may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to beneficial owners of Notes. The Information and Tabulation Agent will be responsible for collecting Consents. In addition, the Information and Tabulation Agent will act as agent for the Holders giving Consents for the purpose of receiving the Consent Payment from us and then transmitting payment to such Holders. The Solicitation Agent and the Information and Tabulation Agent will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses from us. We have agreed to indemnify the Solicitation Agent and the Information and Tabulation Agent against certain liabilities, including liabilities under federal securities laws. The Solicitation Agent and its affiliates, from time to time, have provided various financial advisory and other services for Enzon and its affiliates for which they received customary fees, commissions or other remuneration.
     The Solicitation Agent and the Information and Tabulation Agent do not assume any responsibility for the accuracy or completeness of the information contained or incorporated by reference in this Consent Solicitation Statement or any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.
     Requests for assistance in filling out and delivering Consents may be directed to the Solicitation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement. Requests for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Information and Tabulation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     The following is a general discussion of certain material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the Consent Solicitation, Proposed Amendments and receipt of the Consent Payment. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion is for general information only and does not address all of the tax consequences that may be relevant to specific beneficial owners of the Notes in light of their particular circumstances or to beneficial owners of the Notes subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, brokers, expatriates, partnerships, other pass-through entities, persons who hold their Notes as part of a straddle, hedge, conversion transaction or other integrated investment or persons whose functional currency is not the U.S. dollar or persons subject to the alternative minimum tax). This discussion does not address any U.S. state and local or non-U.S. tax consequences or non-income tax consequences (such as estate or gift tax consequences). This discussion also assumes that the Notes are held as capital assets.
     As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, one of the following:
•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or of any State thereof or therein, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

•	a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.
     If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships holding Notes and the partners therein should consult their tax advisors regarding the tax consequences to them of the Consent Solicitation, Proposed Amendments and the receipt of the Consent Payment.
     The term “Non-U.S. Holder” means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
     THIS DISCUSSION IS NOT INTENDED AS LEGAL ADVICE. BENEFICIAL OWNERS OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE CONSENT SOLICITATION, PROPOSED AMENDMENTS, AND THE RECEIPT OF THE CONSENT PAYMENT, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS OR NON-U.S. OR

NON-INCOME TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.
U.S. Holders
     Debt Modification Rules
     Under applicable Treasury Regulations, a modification of a debt instrument will result in a deemed exchange upon which gain or loss may be recognized for U.S. federal income tax purposes if the modification is “significant,” even if no actual exchange of the debt instrument occurs. A modification of a debt instrument generally will not be treated as a “significant modification” and, as a result, generally will not be treated as a deemed exchange unless, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the degree to which legal rights or obligations are altered is “economically significant.” The applicable Treasury Regulations provide that a modification of a debt instrument that is effective only upon the occurrence of a substantial contingency must be assessed under this general standard of economic significance.
     The application of the Treasury Regulations (and existing law generally) to the adoption of the Proposed Amendments and the payment of the Consent Payment is unclear, and Enzon does not intend to take a position before the Effective Date regarding the presence of a deemed exchange or the lack thereof. If Enzon determines that it will take the position that the adoption of the Proposed Amendments and the payment of the Consent Payment constitute a significant modification, and thus results in a deemed exchange with respect to the Notes, it intends to so notify Holders, or include such information in a current report on Form 8-K files with the SEC. U.S. Holders are urged to consult their tax advisors regarding whether the adoption of the Proposed Amendments and the payment of the Consent Payment constitute a significant modification of the Notes, particularly in light of the significant uncertainty under current law.
     If the adoption of the Proposed Amendments and the payment of the Consent Payment do not constitute a significant modification of the Notes, there would be no deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes for U.S. federal income tax purposes and a U.S. Holder would not recognize gain or loss as a result thereof (although the Consent Payment would be included in income, as discussed below).
     If the adoption of the Proposed Amendments and the payment of the Consent Payment constitute a significant modification of the Notes under the applicable Treasury Regulations, there would be a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes for U.S. federal income tax purposes. A deemed exchange will likely constitute a tax-free recapitalization if bother the “old” Notes and the “new” Notes are treated as “securities” for U.S. federal income tax purposes. An instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the term of the instrument. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are unlikely to be treated as “securities.” The “old” Notes had an original term of seven years, and the “new” Notes have a remaining term of approximately five years. Therefore, it is uncertain whether the “new” Notes would qualify as “securities.” If there is a deemed exchange, Enzon intends to take the position that the deemed exchange should constitute a tax-free recapitalization for U.S. federal income tax purposes and that no gain or loss should therefore be recognized, except as discussed below. If, contrary to Enzon’s expectations, a deemed exchange was not to qualify as a tax-free recapitalization, the tax consequences of the adoption of the Proposed Amendments and/or the payment of the Consent Payment could differ materially from those described herein. Unless otherwise indicated, the discussion below assumes that a deemed exchange qualifies as a tax-free recapitalization. U.S. Holders are urged to consult their tax advisors regarding the classification of the Notes as “securities” for U.S. federal income tax purposes and the application of the recapitalization rules.
     If there is a deemed exchange that is treated as a tax-free recapitalization, no gain or loss generally will be recognized by a U.S. Holder, except as discussed below. In such event, a U.S. Holder will have an initial tax basis in the “new” Notes received in the deemed exchange equal to the U.S. Holder’s tax basis in the “old” Notes deemed exchanged therefor immediately prior to the deemed exchange, increased by any gain recognized in the exchange (as discussed below), and the U.S. Holder’s holding period for the “new” Notes will include the period during which the U.S. Holder held the “old” Notes deemed surrendered in the deemed exchange.
     If there is a deemed exchange that is not treated as a tax-free recapitalization, a U.S. Holder generally will recognize gain in an amount equal to the excess of (i) the issue price of the “new” Notes (generally, the fair market value of the “new” Notes or the “old” Notes, as applicable, on the date of the deemed exchange, unless both the “new” Notes and the “old” Notes are determined not to be “publicly traded” within the meaning of the applicable Treasury Regulations), plus the Consent Payment received (if the Consent Payment is properly treated as received in connection with the deemed exchange, as discussed below) over (ii) the U.S. Holder’s adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendments. Such gain will generally be treated as capital gain (except to the extent of any accrued market discount and any portion attributable to accrued but unpaid interest, in each case not previously included in the U.S. Holder’s income). Any loss (to the extent (ii) exceeds (i) above) may be subject to disallowance. If there is a deemed exchange that is not treated as a tax-free recapitalization, a U.S. Holder generally will commence a new holding period with respect to the “new” Notes.
     If there is a deemed exchange, it would also be necessary to determine whether the original issue discount provisions of the Code will apply to the “new” Notes. If the stated redemption price at maturity of the “new” Notes (generally, the amount that Enzon is required to pay upon maturity of the Notes) exceeds their issue price (generally, the fair market value of the “new” Notes or the “old” Notes, as applicable, on the date of the deemed exchange, unless both the “new” Notes and the “old” Notes are determined not to be “publicly traded” within the meaning of the applicable Treasury Regulations), the “new” Notes would be issued with original issue discount. Subject to a statutory de minimis rule, a U.S. Holder would generally be required to include any original issue discount in the U.S. Holder’s taxable income on a constant yield-to-maturity basis over the term of the “new” Notes. In the case of a deemed exchange treated as a tax-free recapitalization, any such original issue discount otherwise includible in the income of a U.S. Holder may, however, be reduced by such U.S. Holder to the extent the “new” Notes are treated as acquired at an “acquisition premium” (generally, the excess of the Holder’s adjusted tax basis in the “new” Notes over the issue price of the “new” Notes) or eliminated to the extent the “new” Notes are treated as acquired at a “premium” (generally, if the Holder’s adjusted tax basis in the “new” Notes exceeds the stated redemption price at maturity of the “new” Notes).
     U.S. Holders are urged to consult their tax advisors regarding the tax treatment of their Notes resulting from the adoption of the Proposed Amendments and the receipt of the Consent Payment, in light of their particular circumstances.
     Consent Payment
     The U.S. federal income tax treatment of Consent Payments is not entirely clear. Receipt of a Consent Payment by a U.S. Holder may be treated as a separate fee for consenting to the Proposed Amendments, in which case a U.S. Holder would recognize ordinary income in an amount equal to the amount of the Consent Payment. Alternatively, the Consent Payment may be treated as additional interest.
     If it is determined that there is a deemed exchange, it is possible that the Consent Payment may be treated as received in connection with the deemed exchange and not as separate consideration. In the case of a deemed exchange that qualifies as a recapitalization, a U.S. Holder would generally recognize gain, but not loss, equal to the lesser of (i) the excess of (a) the sum of the issue price of the “new” Notes (generally, the fair market value of the “new” Notes or the “old” Notes, as applicable, on the date of the deemed exchange, unless both the “new” Notes and the “old” Notes are determined not to be “publicly traded” within the meaning of the applicable Treasury Regulations) and the Consent Payment received over (b) the U.S. Holder’s adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendments and (ii) the amount of the Consent Payment. U.S. Holders are encouraged to consult their tax advisors regarding the tax treatment of Consent Payments.
     Backup Withholding and Information Reporting
     In general, backup withholding and information reporting will apply to all payments made to a U.S. Holder. Federal income tax laws require that a U.S. Holder provide the paying agent with such U S. Holder’s correct taxpayer identification number (“TIN”), which, in the case of a U.S. Holder who is an individual, is generally his or her social security number, and certain other information, or otherwise establish a basis for exemption from backup withholding. Exempt U.S. Holders (including, among others, all corporations) are not subject to these backup withholding and information reporting requirements. A U.S. Holder that does not provide the paying agent with its correct TIN may be subject to penalties imposed by the Internal Revenue Service (the “IRS”).
     If the paying agent is not provided with the correct TIN or the required certifications and information, or an adequate basis for exemption, the U.S. Holder may be subject to a backup withholding tax imposed on the proceeds from the Consent Payment at a current rate of 28%. If withholding results in an overpayment of taxes, the U.S. Holder generally may obtain a refund or credit if the required information is timely provided to the IRS.
Non-U.S. Holders
     Debt Modification Rules
     Even if there were to be a deemed exchange of the Notes for “new” Notes, a Non-U.S. Holder generally will not be subject to U.S. federal income taxation on income (if any) recognized in connection with such deemed exchange unless income in respect of the “old” Notes is treated as effectively connected to the conduct of a trade or business by the Non-U.S. Holder in the United States (and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) or, in the case of a non-resident alien individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the year of the deemed exchange and certain other conditions are met. In such case, the United States federal income tax consequences to such Non-U.S. Holder would be the same as those applicable to U.S. Holders described above.
     Consent Payment
     Because it is unclear under U.S. federal income tax law whether a Consent Payment constitutes additional interest or some other type of income (such as a fee), Enzon intends to withhold U.S. federal income tax at a rate of 30% from any Consent Payment paid to a Non-U.S. Holder, unless an exemption from or reduction of withholding tax is applicable, either because such amounts are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States or because of an applicable income tax treaty with the United States. In order to claim an exemption from or reduction of withholding tax, the Non-U.S. Holder must deliver a properly executed IRS Form W-8ECI (with respect to amounts effectively connected with the conduct of a trade or business within the United States) or IRS Form W-8BEN (with respect to treaty benefits) claiming such exemption or reduction. Non-U.S. Holders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax exemption or reduction and the possibility of filing an IRS Form W-8BEN, as well as the possibility of claiming a refund.
     Backup Withholding and Information Reporting
     Information reporting may apply to Consent Payments made to Non-U.S. Holders. Copies of the information returns reporting such amounts and any withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provision of an applicable income tax treaty or other agreement.
     In general, backup withholding will not apply to the Consent Payments made to a Non-U.S. Holder if, among other conditions, such Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither we nor our withholding agent has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. A Non-U.S. Holder may generally establish such an exemption by properly filing IRS Form W-8BEN.
     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability if the Non-U.S. Holder follows the required procedures.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements set forth or incorporated by reference in this Consent Solicitation Statement constitute “forward-looking statements” as that term is defined under Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans” or “intends” and similar expressions. Forward-looking statements included or incorporated by reference in this Consent Solicitation Statement about the Notes or the Proposed Amendments involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to, those set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. You should consider these areas of risk in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

INCORPORATION BY REFERENCE; AVAILABLE INFORMATION
     Enzon is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “SEC”). Such reports and other information can be inspected, without charge, and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a web site at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549).
     The documents filed by Enzon with the SEC listed below are incorporated herein by reference and constitute an important part of this Consent Solicitation Statement:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 29, 2008;

•	Annual Meeting Proxy Statement, filed on April 16, 2008;

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2008, filed on May 9, 2008, and for the quarterly period ended June 30, 2008, filed on August 8, 2008; and

•	Current Reports on Form 8-K, filed on May 7, 2008, May 28, 2008, June 20, 2008 and August 6, 2008 (other than the portions of those documents not deemed to be filed).
     All documents and reports filed by Enzon with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and on or prior to the Expiration Time or the termination of the Consent Solicitation will be deemed incorporated herein by reference and will be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.
     Enzon will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to Enzon that are incorporated herein by reference except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Enzon at 685 Route 202/206, Bridgewater, New Jersey, 08807, Attention: Investor Relations or to the Information and Tabulation Agent at the addresses and telephone number set forth on the back cover of this Consent Solicitation Statement.

The Information and Tabulation Agent for the Consent Solicitation is:
Global Bondholder Services Corporation
65 Broadway — Suite 723
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free (866) 873-6300
Delivery of the completed Consent Letters should be directed to the
Information and Tabulation Agent:
By facsimile:
(For Eligible Institutions only):
(212) 430-3775
Confirmation:
(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway — Suite 723	65 Broadway — Suite 723	65 Broadway — Suite 723
New York, NY 10006	New York, NY 10006	New York, NY 10006
The Solicitation Agent for the Consent Solicitation is:
Goldman, Sachs & Co.
1 New York Plaza, 48th Floor
New York, New York 10004
Toll Free: (800) 828-3182
Collect: (212) 357-7867
Attn: Credit Liability Management Group